UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2006

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;  Compensatory Arrangements of Certain Officers

On December 7, 2006, the Board of Directors (the “Board”) of United Fuel & Energy Corporation (the “Company”) met and awarded restricted stock under the United Fuel & Energy 2005 Equity Incentive Plan (the “2005 Plan”) previously filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed May 16, 2005. At the meeting, the Board awarded 20,000 shares of restricted stock (the “Awards”) to each of Thomas Kelly, the Company’s Chairman of the Board, and Charles McArthur, the Company’s Chief Executive Officer and President.

Under the terms of the Stock Bonus Agreement pursuant to which the Awards were made, the Awards shall vest beginning on December 7, 2006 and ending on June 14, 2007, provided that the recipient is still serving as a director of the Company at the end of each such month, until the Award is fully vested. Upon a recipient’s ceasing to serve as a director of the Company for any reason, the unvested portion of the Award will be forfeited.

Prior to vesting, the shares of common stock subject to the Awards may not be transferred without the consent of the Company. The Shares are subject to post-vesting restrictions where by 50% of the shares of common stock subject to the award may not be transferred until after May 31, 2007, and the remaining 50% may not be transferred until after May 31, 2008.

The Awards were made pursuant to Section 9 of the 2005 Plan and may be amended by the Board as described in the 2005 Plan. The Awards are also subject to adjustment based on changes to the Company’s capitalization as described in Section 4.2 of the 2005 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: December 12, 2006	By:	/s/ Bobby Page
Bobby Page
Vice President and Chief Financial Officer